================================================================================
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

   HAWAIIAN ELECTRIC INDUSTRIES, INC. . PO BOX 730 . HONOLULU, HI 96808-0730

[LOGO OF HEI]

Robert F. Clarke

Chairman, President and
Chief Executive Officer

                                                                  March 12, 1999

Dear Fellow Stockholder:

  On behalf of the Board of Directors, it is once again my pleasure to invite you to attend the Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company's premises in Room 805 on the eighth floor of the Pacific Tower in Honolulu, Hawaii on April 27, 1999, at 9:30 a.m. A map showing the location of the meeting site appears on the last page of the Proxy Statement.

  The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business to be discussed during the meeting. In addition, we will review significant events of 1998 and their impact on you and your Company. Corporate officers will be available before and after the meeting to talk with you and answer any questions you may have.

  As a stockholder of HEI, it is important that your views be represented. Please help us obtain the quorum needed to conduct business at the meeting by promptly signing, dating and returning the enclosed proxy in the postage prepaid envelope.

  I join the management team of HEI in expressing our appreciation for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

                                        Sincerely,

[LOGO OF RECYCLED PAPER]                     /s/ Robert F. Clarke

 Recycled

--------------------------------------------------------------------------------

Hawaiian Electric Industries, Inc.
900 Richards Street                                           [LOGO OF HEI]
Honolulu, Hawaii 96813

--------------------------------------------------------------------------------

                    Notice of Annual Meeting of Stockholders
                           to be held April 27, 1999

To the Holders of Common Stock

  Hawaiian Electric Industries, Inc. will hold its 1999 Annual Meeting of Stockholders on Tuesday, April 27, 1999, at 9:30 a.m. in the Pacific Tower, 8th floor, Room 805, 1001 Bishop Street, Honolulu, Hawaii 96813. At the meeting we will:

     1.Elect four Class III directors.

     2.Elect the independent auditor of the Company.

     3.Transact any other business properly brought before the meeting.

  Only stockholders who own stock at the close of business on February 17, 1999, can vote at the meeting. If your shares are registered in the name of a brokerage firm (street name) or trustee and you plan to attend the meeting, please bring a letter from the firm or trustee or other evidence of your beneficial ownership.

  All stockholders are urged to attend the meeting in person or by proxy. It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to sign, date and return the enclosed proxy in the postage prepaid envelope as soon as possible.

                                        Peter C. Lewis, Vice President--
                                         Administration and Secretary
                                        Hawaiian Electric Industries, Inc.

Honolulu, Hawaii
March 12, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Voting Information.........................................................   1
  Purpose..................................................................   1
  Who Can Vote.............................................................   1
  How You Can Vote.........................................................   1
  Revocation of Proxies....................................................   2
  Required Votes...........................................................   2
  Who Will Count the Votes.................................................   2
  Shares Held in Street Name...............................................   2
  Expenses of Solicitation.................................................   2
Proposals You May Vote On..................................................   3
  Election of Class III Directors..........................................   3
  Election of Auditor......................................................   3
Nominees for Class III Directors...........................................   4
Continuing Class I Directors...............................................   5
Continuing Class II Directors..............................................   6
Board of Directors.........................................................   7
  Corporate Governance.....................................................   7
  Committees of the Board..................................................   8
  Recommendation for Director Nominee......................................   9
  Attendance at Meetings...................................................   9
  Compensation of Directors................................................   9
  Nonemployee Director Retirement Plan.....................................   9
Indemnification and Limitation of Liability................................  10
Security Ownership of Directors and Executive Officers.....................  11
Security Ownership of Certain Beneficial Owners............................  12
Section 16(a) Beneficial Ownership Reporting Compliance....................  12
Executive Management Compensation..........................................  13
  Summary Compensation Table...............................................  13
  Option Grants in Last Fiscal Year .......................................  14
  Aggregated Option Exercises and Fiscal Year-End Option Values............  15
  Long-Term Incentive Plan (LTIP) Awards...................................  16
  Pension Plans............................................................  17
  Change-in-Control Agreements ............................................  19
  Compensation Committee Report on Executive Compensation..................  20
  Stockholder Performance Graph............................................  25
Indebtedness of Management.................................................  26
Transactions with Management and Directors.................................  27
Stockholder Proposals for 2000.............................................  28
Other Business.............................................................  28

                                Proxy Statement

                               VOTING INFORMATION

Purpose

  Hawaiian Electric Industries, Inc. is soliciting proxies for the Annual Meeting of Stockholders scheduled for April 27, 1999. The mailing address of the principal executive offices of the Company is P.O. Box 730, Honolulu, Hawaii 96808-0730.

  The approximate mailing date for this Proxy Statement, form of proxy and annual report to stockholders for the fiscal year ended December 31, 1998, is March 12, 1999. The annual report is not considered proxy soliciting material.

Who Can Vote

  Stockholders of Common Stock at the close of business on February 17, 1999 (the record date), are entitled to vote. On February 17, 1999, 32,176,314 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share held. Under the By-Laws of the Company, stockholders do not have cumulative voting rights in the election of directors.

How You Can Vote

  Sign and date your proxy and return it in the enclosed prepaid envelope. You can specify on your proxy whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the proposal to elect the Company's independent auditor.

  If you return your signed proxy but do not mark the boxes showing how you wish to vote, we will vote your shares "FOR" the election of all nominees for director and "FOR" the election of the Company's independent auditor.

  You may also vote your shares by attending the meeting and voting in person. In addition, if you wish to give your proxy to someone other than the individuals listed on the enclosed proxy, cross out all three names and insert the name of another person to vote your shares at the meeting.

  Your share ownership is shown on the enclosed proxy, including your shares held in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and the Hawaiian Electric Industries Retirement Savings Plan (HEIRS) (including shares held in the Hawaiian Electric Industries Stock Ownership Plan, formerly the Tax Reduction Act Stock Ownership Plan (TRASOP)). The respective plan trustees will vote the shares of stock held in the Plans according to your directions. For both DRIP and HEIRS (excluding TRASOP), the respective trustees will vote all the shares of Common Stock for which they receive no voting instructions in the same proportion as they vote shares for which they receive instructions. The trustee cannot vote the shares in TRASOP for which it receives no voting instructions.

Revocation of Proxies

  You can revoke your proxy at any time before the Annual Meeting in one of three ways:

        (1) notify the Secretary of the Company in writing;
        (2) return a properly signed, later-dated proxy; or
        (3) vote in person at the meeting.

Required Votes

  A quorum is needed to transact business at the Annual Meeting. A majority of the outstanding shares present in person or represented by proxy constitutes a quorum. The affirmative vote of more than 50% of the quorum is required to elect the Class III directors and the Company's independent auditor. Abstentions are counted as "shares present" at the meeting in determining whether a quorum exists and have the effect of a vote against any proposal.

Who Will Count the Votes

  Beacon Hill Partners, Inc. will act as tabulator for broker and bank proxies and Continental Stock Transfer & Trust Company will act as tabulator for the proxies of the other stockholders of record. Your identity and vote will not be disclosed to persons other than those acting as tabulators except as follows:

(1)as required by law;

(2) to verify the validity of proxies and the results of the voting in the case of a contested proxy solicitation; or

(3)when you write a comment on the proxy form.

Shares Held in Street Name

  If your shares are held in the name of a brokerage firm or trustee or other holder of record and you bring a letter from the holder of record or other evidence of your beneficial ownership, you are invited to attend the meeting. However, you may not vote at the meeting unless you obtain a legal proxy from the brokerage firm or trustee.

  Under New York Stock Exchange rules, your broker or nominee may vote your shares on routine matters (such as the election of directors and the independent auditor) if you do not give your broker or nominee specific instructions. A broker does not have discretionary voting power with respect to nonroutine proposals and cannot vote on these matters if you do not send the broker your instructions. This is referred to as a "broker nonvote" and will be considered as "shares present" at the meeting in determining whether a quorum exists. Broker nonvotes, if any, have the effect of a vote to withhold authority in connection with the election of directors and the effect of a vote against other proposals at the meeting.

Expenses of Solicitation

  The Company pays all expenses of the proxy solicitation. We hired Beacon Hill Partners, Inc. to assist in the distribution of proxy materials and solicitation of votes for $3,000 plus reasonable out-of-pocket expenses. In addition, we will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses to forward proxy and solicitation material to stockholders.

                           PROPOSALS YOU MAY VOTE ON

1. Election of Class III Directors

  The Board of Directors currently consists of 12 individuals who are divided into three classes: Class I, Class II and Class III with the term of office of one class expiring each year.

  The four Class III nominees being proposed for election at this Annual Meeting are Don E. Carroll, Richard Henderson, Bill D. Mills and Oswald K. Stender. Each of the nominees is currently a member of the Board of Directors and has consented to serve for a new three-year term expiring at the 2002 Annual Meeting. If a nominee is unable to stand for election, the proxy holders listed in the proxy may vote in their discretion for a suitable substitute.

  Terms for Class I Directors will expire in 2000 and for Class II directors in 2001.

  Detailed information on each nominee and director is provided on pages 4 to 6.

  YOUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE CLASS III DIRECTORS.

2. Election of Auditor

  The firm of KPMG LLP, independent certified public accountants, has been the auditor of the Company since 1981. The Board of Directors recommends the election of KPMG LLP as the auditor of the Company for fiscal year 1999 and thereafter until its successor is elected. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

  YOUR BOARD RECOMMENDS THAT YOU VOTE FOR KPMG LLP AS AUDITOR OF THE COMPANY.

                       NOMINEES FOR CLASS III DIRECTORS

Terms would end at the 2002 Annual Meeting.



[PHOTO APPEARS        [PHOTO APPEARS        [PHOTO APPEARS       [PHOTO APPEARS
    HERE]                 HERE]                 HERE]                HERE]

Don E.                Richard               Bill D.              Oswald K.
Carroll               Henderson             Mills                Stender
Age 57                Age 70                Age 47               Age 67

Director              Director              Director             Director
Since 1996            Since 1981            Since 1988           Since 1993

President,            President             Chairman of          Trustee,
chief execu-          and director          the board            Kamehameha
tive offi-            of HSC, Inc.          and chief            Schools /
cer, and di-          (real estate          executive            Bishop Es-
rector of             investment            officer of           tate.
Oceanic Ca-           and                   Bill Mills            Director of
blevision.            development)          Development          Hawaiian
Vice presi-           and its               and Invest-          Electric In-
dent of Time          subsidiaries.         ment Compa-          dustries
Warner Ca-             Director of          ny, Inc.             Charitable
ble.                  Hawaiian               Director,           Foundation,
 Director of          Electric              Grace Pa-            Malama Pa-
Pacific               Company,              cific Corpo-         cific Corp.
Guardian              Inc., Hawaii          ration.              and its sub-
Life and              Electric              Trustee,             sidiary com-
American Red          Light                 Hawaii Pa-           panies, Grace
Cross--               Company,              cific Uni-           Pacific Cor-
Hawaii Chap-          Inc.,                 versity,             poration,
ter. Secre-           Hawaiian Tug          St. Andrew's         Hawaii Commu-
tary-trea-            & Barge               Priory, and          nity Rein-
surer and             Corp., Young          The Nature           vestment
director of           Brothers,             Conservancy          Corp., Ameri-
the Hawaii            Limited,              of Hawaii.           can Red
Cable Tele-           InterIsland           Member,              Cross--Hawaii
vision Asso-          Petroleum,            Board of             Chapter, and
ciation.              Inc., and             Governors,           March of
Treasurer             Big Island            Iolani               Dimes Birth
and director          Substance             School.              Defects Foun-
of Aloha              Abuse                                      dation--Chap-
United Way.           Council.                                   ter of the
President             Secretary,                                 Pacific.
and director          Hawaii                                     Trustee, Cash
of Hawaii             Island                                     Assets Trust,
Nature Cen-           Economic                                   Hawaiian Tax-
ter. Chair-           Development                                Free Trust,
man, Oceanic          Board. Vice                                Pacific Capi-
Cable Foun-           president                                  tal Funds,
dation. Past          and trustee,                               Kahi Mohala
president,            Lyman House                                (Sutter
Boy Scouts            Memorial                                   Health Pacif-
of America-           Museum.                                    ic), Academy
Aloha Coun-                                                      of the Pacif-
cil and The                                                      ic, ASSETS
200 Club Ad-                                                     School, and
visory                                                           St. Andrew's
Board. Mem-                                                      Priory. Mem-
ber, Hawaii                                                      ber, Board of
Business                                                         Governors,
Roundtable.                                                      Iolani
                                                                 School.

                          CONTINUING CLASS I DIRECTORS

Directors continuing in office with terms ending at the 2000 Annual Meeting.



[PHOTO APPEARS HERE]      [PHOTO APPEARS HERE]      [PHOTO APPEARS HERE]

Robert F.                 A. Maurice                James K. Scott,
Clarke                    Myers                     Ed.D.
Age 56                    Age 58                    Age 47

Director Since            Director Since            Director Since
1989                      1991                      1995

Chairman,                 Chairman,                 President of
president and             president and             Punahou School
chief execu-              chief                     since August
tive officer              executive                 1994. From
of the Compa-             officer of                1985 to June
ny.                       Yellow                    1994,
 Chairman of              Corporation               Headmaster of
the board of              (transportation           The Catlin
Hawaiian                  services),                Gabel School,
Electric                  Overland Park,            Portland,
Company, Inc.,            Kansas, since             Oregon.
American                  1996.                      Director of
Savings Bank,             President,                Hawaiian
F.S.B.,                   chief                     Electric
Hawaiian Tug &            operating                 Company, Inc.
Barge Corp.,              officer, and              and Hawaii
Young                     director of               Public
Brothers,                 America West              Television.
Limited,                  Airlines, Inc.            President,
Malama Pacific            from 1994 to              Hawaii
Corp. and its             1995.                     Association of
subsidiary                 Director of              Independent
companies, and            Pleasant                  Schools.
HEI Power                 Holidays,                 Trustee, the
Corp.                     American                  College Board.
President and             Trucking                  Member,
director of               Association,              Hawaiian
Hawaiian                  and Civic                 Educational
Electric                  Council of                Council and
Industries                Kansas City.              Young
Charitable                Trustee,                  Presidents
Foundation and            University of             Organization.
Hycap                     Missouri--
Management,               Kansas City.
Inc. Director             Member,
of Dames &                Advisory
Moore                     Council of
(engineering              Northwestern
and                       University
consulting),              Kellogg
Los Angeles,              Transportation
California,               School.
and Aloha
United Way.
Chairman,
Hawaii
Business
Roundtable and
Advisory Board
for the
College of
Business
Administration
at the
University of
Hawaii--Manoa.
Member,
Oceanic
Cablevision
Advisory
Board, Council
on Revenues,
and Air Force
Civilian
Advisory
Council.
Trustee, The
Nature
Conservancy of
Hawaii and
Hawaii Pacific
University.

                         CONTINUING CLASS II DIRECTORS

Directors continuing in office with terms ending at the 2001 Annual Meeting.





[PHOTO APPEARS  [PHOTO APPEARS  [PHOTO APPEARS  [PHOTO APPEARS  [PHOTO APPEARS
HERE]           HERE]           HERE]           HERE]           HERE]

Victor Hao      T. Michael      Diane J.        Kelvin H.       Jeffrey N.
Li, S.J.D.      May             Plotts          Taketa          Watanabe
Age 57          Age 52          Age 63          Age 44          Age 56

Director        Director        Director        Director        Director
Since 1988      Since 1995      Since 1987      Since 1993      Since 1987

Co-chairman,    Senior vice     General         President       Partner in
Asia Pacific    president of    partner of      and chief       the law firm
Consulting      the Company     Mideast and     executive       of Watanabe,
Group. Vice     since Sep-      China Trad-     officer of      Ing &
president,      tember 1995.    ing Company,    the Hawaii      Kawashima.
General Re-     President,      formerly        Community        Director of
insurance       chief execu-    known as        Foundation.     Hawaiian
Corporation.    tive officer    Hemmeter In-    Vice presi-     Electric
 Director of    and director    vestment        dent and di-    Company,
Hawaiian        of Hawaiian     Company.        rector of       Inc.,
Electric In-    Electric         Director of    the Asia Pa-    American
dustries        Company,        Hawaiian        cific Re-       Savings
Charitable      Inc. and        Electric        gion, The       Bank,
Foundation,     chairman of     Company,        Nature Con-     F.S.B., HEI
HEI Power       the boards      Inc., Ameri-    servancy        Power Corp.,
Corp., and      of Maui         can Savings     from 1989 to    Hawaiian
Cologne Re-     Electric        Bank,           1998.           Electric In-
insurance       Company,        F.S.B.,          Director of    dustries
Corp. Super-    Limited and     Malama Pa-      HEI Power       Charitable
visory          Hawaii Elec-    cific Corp.     Corp.,          Foundation,
Board.          tric Light      and its sub-    HISCO, Ltd.,    American
Chairman of     Company,        sidiary com-    Sustainable     Classic Voy-
the board of    Inc. since      panies,         Forest          ages, First
Queen's In-     September       Hawaii          Resources,      Insurance
ternational     1995. From      Health Sys-     LLC, and        Company of
Corporation.    February 1992   tems Corpo-     Sustainable     Hawaii, and
Consulting      to Au-          ration,         Conservation.   Grace Pa-
Professor of    gust 1995,      Plaza Club,                     cific Corpo-
Law, Stan-      senior vice     Oahu Country                    ration.
ford Univer-    president of    Club, and                        Member, Ad-
sity.           Hawaiian        Honolulu                        visory
                Electric        Country                         Board, Oce-
                Company,        Club.                           anic Cable-
                Inc.                                            vision.
                 Director of                                    Trustee,
                Hawaiian                                        Children's
                Electric In-                                    Television
                dustries                                        Workshop,
                Charitable                                      Children and
                Foundation,                                     Youth Foun-
                HEI Power                                       dation of
                Corp., and                                      the Philip-
                the Electric                                    pines, and
                Power Re-                                       The Queen's
                search In-                                      Health Sys-
                stitute.                                        tems. Chair,
                Member, Boy                                     The Consuelo
                Scouts of                                       Zobel Alger
                America-                                        Foundation
                Aloha Coun-                                     and The Na-
                cil Execu-                                      ture Conser-
                tive Board                                      vancy of
                and Japanese                                    Hawaii.
                Chamber of
                Commerce.
                Trustee,
                Academy of
                the Pacific.

                               BOARD OF DIRECTORS

Corporate Governance

  The management of the Company periodically reviews trends in corporate governance with the Board. In 1996, the Board of Directors adopted a new annual process of evaluating the operations of the Board as a whole. Each director currently rates the following:

  . mechanics of Board meetings (length of meetings, number of meetings, adequacy of pre-meeting information, quality of presentations, communications between meetings);

  . meeting content/conduct (topics covered, amount of detail, climate for open debate, time for discussion);

  . Board organization/operation (size, mandatory retirement at age 72, committee structure, exposure and access to management, and skills, diversity and experience of directors);

  . Board practices (executive compensation, executive succession planning, selection of committee members, criteria for the selection and retention of directors, compensation of directors); and

  . overall performance of directors (understanding the business and strategies, doing their homework, asking good questions, sharing insights, attending meetings and keeping current on issues affecting the business).

  The Board also adopted an annual process for evaluating those directors whose terms expire at the next Annual Meeting. The directors evaluate themselves on various factors, including meeting preparation, attendance, participation at meetings, and knowledge of issues and trends affecting the Company. The evaluation forms for the Board as a whole and individual directors are then submitted to the Nominating and Corporate Governance Committee before directors are nominated for reelection to the Board. After reviewing the comments received, the Nominating and Corporate Governance Committee recommends to the Board any procedures and practices to be adopted to improve the operations of the Board. The Chairman of the Nominating and Corporate Governance Committee may meet with individual directors to discuss their performance.

Committees of the Board

  The Board of Directors has four standing committees: Audit, Compensation, Executive, and Nominating and Corporate Governance. The names of the members and the number of meetings held in 1998 are shown in the table below:

                                                             Nominating
                                                                and
                                                             Corporate
                Name           Audit  Compensation Executive Governance
    -------------------------------------------------------------------
      Don E. Carroll                        X                     X
    -------------------------------------------------------------------
      Robert F. Clarke*                                 X
    -------------------------------------------------------------------
      Richard Henderson           X**                   X**
    -------------------------------------------------------------------
      Victor Hao Li               X
    -------------------------------------------------------------------
      T. Michael May*
    -------------------------------------------------------------------
      Bill D. Mills                         X
    -------------------------------------------------------------------
      A. Maurice Myers                      X                     X
    -------------------------------------------------------------------
      Diane J. Plotts             X         X**         X
    -------------------------------------------------------------------
      James K. Scott              X
    -------------------------------------------------------------------
      Oswald K. Stender                     X                     X
    -------------------------------------------------------------------
      Kelvin H. Taketa            X
    -------------------------------------------------------------------
      Jeffrey N. Watanabe                               X         X**
    -------------------------------------------------------------------
      Number of Meetings in
       1998                       6         2           0         1

--------
 *Employee director

**Committee chair

  The Audit Committee reviews the Company's auditing, accounting, financial reporting, and internal control functions. All members of the committee are nonemployee directors.

  The Compensation Committee reviews the current salary administration policies and compensation strategy for the Company. All members of the committee are nonemployee directors. Since 1991, the Compensation Committee has annually evaluated the performance of the President. At least once a year, the Compensation Committee meets in executive session with the other nonemployee directors of the Board to discuss the President's compensation and to evaluate the President's performance. See pages 20 to 24 for the Compensation Committee's Report on Executive Compensation.

  The Executive Committee possesses and exercises the authority of the Board as delegated by the Board and is responsible for considering and making recommendations to the Board regarding any questions concerning the business and affairs of the Company. The Committee is comprised of nonemployee directors and the President.

  The Nominating and Corporate Governance Committee reviews and recommends to the Board of Directors the slate of nominees to be submitted to the stockholders for election at the next Annual Meeting. All members of the committee are nonemployee directors. See page 7 for a discussion concerning the involvement of this Committee on matters relating to corporate governance.

Recommendation for Director Nominee

  You can recommend any person as a nominee for director of HEI by writing to the Nominating and Corporate Governance Committee, in care of the Secretary, Hawaiian Electric Industries, Inc., P. O. Box 730, Honolulu, Hawaii 96808-0730. Recommendations must be received by December 13, 1999 for consideration by the Committee for the 2000 Annual Meeting of Stockholders. The recommendation must include the nominee's qualifications and other relevant biographical information and confirmation of the nominee's consent to serve.

Attendance at Meetings

  In 1998, there were ten regular monthly meetings and two special meetings of the Board of Directors. All directors attended at least 75% of the combined total meetings of the Board and Board committees on which they served.

Compensation of Directors

  Nonemployee directors of the Company received the following compensation for their services as directors during 1998 (employee members of the Board of Directors receive no additional compensation for service as directors).

Compensation                                                Amount
------------                                                -------
Annual Board Retainer                                       $20,000
 Stock component -- 296 shares*
 Cash component -- $8,000**
Board Attendance Fee (per meeting)                              700
Committee Attendance Fee (per meeting)                          700
Committee Attendance Fee for Committee Chair (per meeting)      800

----------

  * To link directors' compensation to performance and to more effectively align the Board's interests with the interests of stockholders, 60% of the retainer is paid in stock in accordance with the Nonemployee Director Stock Plan. The number of shares of stock distributed was based on a price of $40.44 per share, which was the average high and low sales prices of HEI Common Stock on May 1, 1998 (the third business day following the Annual Meeting in April), with a cash payment made in lieu of any fractional share.

 ** Paid quarterly in installments. In order to receive the fourth quarter installment, directors are required to have attended at least 75% of the combined total of all Board meetings and all meetings of Board committees on which they serve.

Nonemployee Director Retirement Plan

  The Nonemployee Director Retirement Plan (which was approved by the stockholders on April 17, 1990) provides certain retirement benefits to nonemployee directors of the Company or any subsidiary of the Company upon retirement from service as a director. The Plan provides an annual payment to each director who serves for at least 5 consecutive years and meets other requirements of the Plan in an amount equal to the annual retainer which was in effect in the year that the nonemployee director retired. The payments are for a period equal to the number of years of active service accumulated and terminate in the event of the director's death.

  At the meeting of the Board of Directors on December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan as described above, and pay the present value of the accrued retirement benefits to directors age 55 or younger or with 5 years of service or less as of April 22, 1997.

  The retirement benefits for all other directors (Mr. Henderson, Mr. Myers and Ms. Plotts) were frozen as of December 31, 1996, and will be paid according to the terms of the Plan based on the $15,000 annual retainer in effect on December 31, 1996. The right of previously retired directors to receive benefits continues according to the Plan.

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

  The Company entered into Indemnity Agreements with each of its directors and executive officers as approved by stockholders at the 1989 Annual Meeting. The Indemnity Agreement provides for mandatory indemnification of the director or officer to the fullest extent permitted by law. This includes indemnification against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred. The Indemnity Agreement also provides for the mandatory payment of expenses incurred by the director or officer in defending a proceeding. However, these expenses must be repaid if it is later determined that the officer or director is not entitled to indemnification.

  The Indemnity Agreement excludes indemnification for:

  . proceedings initiated by the officer or director unless the Board of Directors determines indemnification to be appropriate;

  . amounts covered by insurance;

  . profits made from the purchase or sale of stock by a director or officer which are subject to the "short-swing profits" liability provisions of federal or state securities laws;

  . an action or omission by the officer or director determined to be willful misconduct or to have been knowingly fraudulent or deliberately dishonest; or

  . if an appropriate court determines that such indemnification is not permitted by law.

  At the 1990 Annual Meeting, the stockholders approved a proposal to amend the Restated Articles of Incorporation of the Company to add a new Article Fourteenth eliminating the personal liability of its directors for monetary damages to the fullest extent permitted by Hawaii law.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table shows how many shares of HEI Common Stock were owned as of February 17, 1999 by each director, Named Executive Officer (as listed in the Summary Compensation Table on page 13) and by all directors and executive officers as a group.

           Amount of Common Stock and Nature of Beneficial Ownership

----------------------------------------------------------------------------------------------------------
   Name of Individual      Sole Voting or  Shared Voting or  Other Beneficial
        or Group          Investment Power Investment Power*   Ownership**    Stock Options***  Total
----------------------------------------------------------------------------------------------------------
Nonemployee directors
Don E. Carroll                  2,188                                                            2,188
Richard Henderson               2,442                                                            2,442
Victor Hao Li                                    3,043              304                          3,347
Bill D. Mills                   4,228                                 5                          4,233
A. Maurice Myers                3,923                                                            3,923
Diane J. Plotts                 2,190                                                            2,190
James K. Scott                  1,313                                                            1,313
Oswald K. Stender               4,127                                                            4,127
Kelvin H. Taketa                1,510                                                            1,510
Jeffrey N. Watanabe             2,411              196                2                          2,609

Employee directors and
 Named Executive
 Officers
Robert F. Clarke               10,763           10,000                            121,087      141,850
T. Michael May                  1,149                                              22,029       23,178

Other Named Executive
 Officers
Peter C. Lewis                  2,210                               317            10,389       12,916
Wayne K. Minami                 1,825            7,508                             24,968       34,301
Robert F. Mougeot                                5,550                             15,271       20,821

All directors and
 executive officers as a
 group (20 persons)            44,927           26,332            3,152           253,874      328,285****

----------

   * Shares registered in name of the individual and spouse.

  ** Shares owned by spouse, children or other relatives sharing the home of the director or officer and which the director or officer disclaims personal interest.

 *** Stock options, including accompanying dividend equivalent shares, exercisable within 60 days after February 17, 1999, under the 1987 Stock Option and Incentive Plan (as amended and restated effective February 20,
     1996).

**** The directors and executive officers of HEI as a group beneficially owned
     1.02% of HEI Common Stock on February 17, 1999 and no director or officer owned more than .44% of such stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table presents information about the beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of December 31, 1998.

                                             Shares
                                          Beneficially   Percent of
     Name and Address                        Owned         Class
     ----------------                     ------------   ----------
     Pioneer Investment Management, Inc.   2,669,063(1)     8.32%
     60 State Street
     Boston, Massachusetts 02109

----------

(1) This information is based on a Schedule 13G, dated January 11, 1999, filed with the Securities and Exchange Commission that discloses that Pioneer Investment Management, Inc. has sole voting and dispositive powers over the 2,669,063 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that its reporting persons complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

                       EXECUTIVE MANAGEMENT COMPENSATION

Summary Compensation Table

  The following summary compensation table shows the annual and long-term compensation of the chief executive officer and the four other most highly compensated executive officers of the Company and its subsidiaries serving during 1998.

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                      Annual Compensation            Compensation
                          ----------------------------------------------------------
                                                                   Awards    Payouts
                                                                   -----------------
                                                                 Securities
                                                  Other Annual   Underlying    LTIP       All Other
  Name and Principal            Salary  Bonus(1) Compensation(2) Options(3) Payouts(4) Compensation(5)
       Position         Year     ($)      ($)          ($)           (#)       ($)           ($)

---------------------------------------------------------------------------------------------------------
  Robert F. Clarke      1998   $490,000 $138,237    $    -0-       20,000    $     --      $19,697
  Chairman, President
   & CEO                1997    483,000  132,842         -0-       20,000         -0-       18,236
                        1996    464,000  196,702         -0-       20,000     247,708       26,609
---------------------------------------------------------------------------------------------------------
  T. Michael May        1998    325,000   92,425         -0-       12,000          --       17,030
  Senior Vice
   President;           1997    313,000      -0-         -0-       12,000         -0-       16,423
  President & CEO,
   HECO                 1996    282,000   98,747     107,412       12,000      52,175       13,945
---------------------------------------------------------------------------------------------------------
  Wayne K. Minami       1998    267,000      -0-         -0-       10,000          --           54
  President & CEO       1997    257,000   74,355         -0-        8,000         -0-           50
  American Savings
   Bank,                1996    242,000   41,684         -0-        8,000      48,315           98
  F.S.B.
---------------------------------------------------------------------------------------------------------
  Robert F. Mougeot     1998    238,000   39,077         -0-        5,000          --        9,329
  Financial Vice
   President and        1997    235,000   38,274         -0-        5,000         -0-       16,189
  Chief Financial
   Officer              1996    225,000   46,217         -0-        5,000      88,645       13,583
---------------------------------------------------------------------------------------------------------
  Peter C. Lewis        1998    203,000   36,844         -0-        5,000          --       14,172
  Vice President --     1997    201,000   34,868         -0-        5,000         -0-       13,060
  Administration and    1996    194,000   39,655         -0-        5,000      73,471       12,576
  Secretary


----------


(1) The Named Executive Officers are eligible for an incentive award under the Company's annual Executive Incentive Compensation Plan (EICP). EICP bonus payouts are reflected as compensation for the year earned.

(2) Covers perquisites of $107,412 for Mr. May for 1996 which he recognized as imputed income under the Internal Revenue Code, including $95,691 under the category club membership (representing once in a lifetime reimbursement of initiation fees of $50,000 grossed up for taxes, plus reimbursement of monthly dues not grossed up for taxes).

(3) Options granted for the three-year period 1996-1998 contained dividend equivalents as further described below under the heading Option Grants in Last Fiscal Year.

(4) Long-Term Incentive Plan (LTIP) payouts are determined in the second quarter of each year for the three-year cycle ending on December 31 of the previous calendar year. If there is a payout, the amount is reflected as LTIP compensation in the table for the previous year for the Named Executive Officers. In May 1997, LTIP payouts were made for the 1994-1996 performance cycle and are reflected as LTIP compensation in the table for 1996. In 1998, no LTIP payouts were received for the 1995-1997 performance cycle because none of the minimum threshold levels was achieved. The determination of whether there will be a payout under the 1996-1998 LTIP will not be made until the second quarter of this year.

(5) Represents amounts accrued each year by the Company for certain death benefits provided to the Named Executive Officers, as described in the Compensation Committee Report on pages 23 and 24 under the heading, "Other Compensation Plans."

Option Grants in Last Fiscal Year

  The following table presents information on the nonqualified stock options which were granted to the five Named Executive Officers on April 14, 1998. The practice of granting stock options, which include dividend equivalent shares, has been followed each year since 1987.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            Number of
                            Securities  Percent of                             Grant
                            Underlying Total Options                            Date
                             Options    Granted to   Exercise                 Present
                            Granted(1) Employees in    Price     Expiration   Value(2)
   Name                        (#)      Fiscal Year  ($/share)      Date        ($)
   ----                     ---------- ------------- --------- -------------- --------
   Robert F. Clarke........   20,000         23%      $40.99   April 14, 2008 $182,200
   T. Michael May..........   12,000         14        40.99   April 14, 2008  109,320
   Wayne K. Minami.........   10,000         12        40.99   April 14, 2008   91,100
   Robert F. Mougeot.......    5,000          6        40.99   April 14, 2008   45,550
   Peter C. Lewis..........    5,000          6        40.99   April 14, 2008   45,550

----------

(1) For the 52,000 option shares granted with an exercise price of $40.99 per share to the Named Executive Officers, additional dividend equivalent shares are granted at no additional cost throughout the four-year vesting period (vesting in equal installments) which begins on the date of grant. Dividend equivalents are computed, as of each dividend record date, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the participant and not issued during the period prior to the dividend record date. Accelerated vesting is provided in the event a Change-in-Control occurs. No stock appreciation rights have been granted under the Company's stock option plans.

(2) Based on a Binomial Option Pricing Model, which is a variation of the Black-Scholes Option Pricing Model. For the stock options granted on April 14, 1998, with a 10-year option period, an exercise price of $40.99, and with additional dividend equivalent shares granted for the first four years of the option, the Binomial Value adjusted for forfeiture risk is $9.11 per share. The following assumptions were used in the model: Stock Price:
    $40.99; Exercise Price: $40.99;

   Term: 10 years; Volatility: 0.1244; Interest Rate: 5.82%; and Dividend
   Yield: 6.67%. The following were the valuation results: Binomial Option
   Value: $3.47; Dividend Credit Value: $5.64; and Total Value: $9.11.

Aggregated Option Exercises and Fiscal Year-End Option Values

  The following table shows the stock options, including dividend equivalents, exercised by the Named Executive Officers in 1998. Also shown is the number of unexercised options and the value of unexercised in the money options, including dividend equivalents, at the end of 1998. Under the Stock Option and Incentive Plan, dividend equivalents have been granted to each executive officer as part of the stock option grant, except for Mr. May's 1993 and 1995 stock option grants and a one-time, premium-priced grant to Mr. Clarke in May 1992.

  Dividend equivalents permit a participant who exercises a stock option to obtain at no additional cost, in addition to the option shares, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option. Dividend equivalents are computed, as of each dividend record date throughout the four-year vesting period (vesting in equal installments), which begins on the date of grant, both with respect to the number of shares underlying the option and with respect to the number of dividend equivalent shares previously credited to the executive officer and not issued during the period prior to the dividend record date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     Number of Unexercised       Value of Unexercised
                                                                      Options (Including         In the Money Options
                                                                     Dividend Equivalents) (Including Dividend Equivalents)
                                   Dividend                 Value     at Fiscal Year-End       at Fiscal Year-End(1)(2)
                        Shares    Equivalents   Value     Realized   --------------------- --------------------------------
                       Acquired    Acquired    Realized  On Dividend     Exercisable/                Exercisable/
                      On Exercise On Exercise On Options Equivalents     Unexercisable              Unexercisable
Name                      (#)         (#)        ($)         ($)              (#)                        ($)
----                  ----------- ----------- ---------- ----------- --------------------- --------------------------------
Robert F. Clarke.....   35,000      10,852     $163,319   $435,001       96,789/56,174             $456,918/414,323
T. Michael May.......    7,000         --        27,774        --        10,559/30,886              106,149/200,016
Wayne K. Minami......   13,000       4,031       55,629    159,134       14,716/24,567              182,759/169,603
Robert F. Mougeot....    5,000       1,552       31,256     61,353        9,197/14,043              114,188/103,581
Peter C. Lewis.......    5,000       1,362       34,819     54,352        4,400/14,043               44,223/103,581

---------

(1) All options were in the money (where the option price is less than the closing price on December 31, 1998) except the 1998 stock option grant with dividend equivalents with an exercise price of $40.99 per share and the 1992 premium-priced stock option grant without dividend equivalents with an exercise price of $41.00 per share.

(2) Value based on closing price of $40.25 per share on the New York Stock Exchange on December 31, 1998.

Long-Term Incentive Plan (LTIP) Awards

  The table below lists the LTIP awards made to the Named Executive Officers during 1998. The table shows potential payments that are tied to the achievement of better than average performance over a three-year period (1998-
2000) relating to two separate goals for all the Named Executive Officers except Mr. May and Mr. Minami, who have a third goal in addition to the two goals listed immediately below.

  The two goals are (1) return on average common equity (weighted 60%), and (2) total return to shareholders (weighted 40%). The weighting of each goal applies to all the Named Executive Officers except Mr. May and Mr. Minami. The Company's performance for the return on average common equity goal is based on an internal goal. The Company's performance for the total return to shareholders goal is measured against the Edison Electric Institute Index of 100 Investor-Owned Electric Companies as of December 31, 2000 (Peer Group). This is the same Peer Group used for the Stockholder Performance Graph shown on page 25. However, the performance of the LTIP Peer Group is calculated on a noncapitalized weighted basis whereas the Stockholder Performance Graph Peer Group is calculated on a capitalized weighted basis. The LTIP uses a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the Edison Electric Institute Index. For Mr. May and Mr. Minami, the two goals set forth above are weighted (1) return on average common equity (30%), and (2) total return to shareholders (20%). Mr. May's third goal (weighted 50%) is based on a prorated percent of allowed return on average common equity for Hawaiian Electric Company, Inc. (consolidated) for the same three-year LTIP cycle. Mr. Minami's third goal (weighted 50%) is based on a return on average common equity for American Savings Bank, F.S.B. (ASB) for the same three-year LTIP cycle.

  The threshold for minimum awards with respect to the return on average common equity goal is 10.75%. The threshold minimum award with respect to the total return to shareholders will be earned if the Company's performance is at the 40th percentile of the Peer Group. Mr. May's threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a prorated percent of allowed return on average common equity for Hawaiian Electric Company, Inc. (consolidated) of 90%. Mr. Minami's threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a return on average common equity for ASB of 12%. Maximum awards with respect to the return on average common equity goal will be earned if the return on average common equity is 12.5%. Maximum awards with respect to the total return to shareholders will be earned if the Company's performance is measured at the 70th percentile of the Peer Group. For Mr. May, the maximum award on his third goal will be earned if the prorated percent of allowed return on average common equity for Hawaiian Electric Company, Inc. (consolidated) equals or exceeds 100%. For Mr. Minami, the maximum award on his third goal will be earned if the return on average common equity for ASB equals or exceeds 16%. Earned awards are distributed in the form of 60% cash and 40% HEI Common Stock with the maximum award level for each Named Executive Officer ranging from 75% to 100% of the midpoint of the officer's salary grade range at the end of the three-year performance period.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                     Estimated Future Payouts
                                                  ------------------------------
                                   Three-Year       Minimum
                                Performance Cycle Threshold(1)  Target  Maximum
Name                               Ending Date        ($)        ($)      ($)
----                            ----------------- ------------ -------- --------
Robert F. Clarke...............     12/31/00        $207,240   $420,760 $628,000
T. Michael May.................     12/31/00          98,000    196,000  294,000
Wayne K. Minami................     12/31/00          89,250    178,500  267,750
Robert F. Mougeot..............     12/31/00          67,500    135,000  202,500
Peter C. Lewis.................     12/31/00          55,570    111,500  167,250

----------
(1) Assumes meeting minimum threshold on all goals; however, if only one goal (weighted 40%) is met, the minimum threshold estimated future payout would be: Mr. Clarke -- $82,869; Mr. Mougeot -- $27,000; and Mr. Lewis --
     $22,300. If only one goal (weighted 20%) is met, the minimum threshold estimated future payout would be $19,600 for Mr. May and $17,850 for Mr. Minami. There is no LTIP payout unless the minimum threshold is met on at least one of the goals.

Pension Plans

  All regular employees (including the Named Executive Officers) are covered by noncontributory, qualified defined benefit pension plans. The plans provide retirement benefits at normal retirement (age 65), reduced early retirement benefits and death benefits. The Named Executive Officers except Mr. Minami participate in the Retirement Plan for Employees of HEI and Participating Subsidiaries (HEI Plan). Mr. Minami is a participant in the American Savings Bank Retirement Plan (ASB Plan). Mr. Clarke and Mr. May also participate in the HEI Supplemental Executive Retirement Plan (HEI SERP) and Mr. Minami also participates in the ASB Supplemental Retirement, Disability, and Death Benefit Plan (ASB SERP) (see pages 18 and 19).

  Some executives are affected by Internal Revenue Code limitations on qualified plan benefits. They are, therefore, also covered under the Hawaiian Electric Industries, Inc. Excess Benefit Plan (Excess Plan) and the Hawaiian Electric Industries, Inc. Excess Pay Supplemental Executive Retirement Plan (Excess Pay SERP), which are noncontributory, nonqualified plans.

  The following table shows estimated annual pension benefits payable at retirement under the HEI Plan, Excess Plan and Excess Pay SERP based on base salary that is covered under the three plans and years of service with the Company and all of its subsidiaries.

                               PENSION PLAN TABLE

                                              Years of Service
                            ----------------------------------------------------
Remuneration                   5       10       15       20       25       30
------------                ------- -------- -------- -------- -------- --------
$200,000................... $20,400 $ 40,800 $ 61,200 $ 81,600 $102,000 $122,400
 250,000...................  25,500   51,000   76,500  102,000  127,500  153,000
 300,000...................  30,600   61,200   91,800  122,400  153,000  183,600
 350,000...................  35,700   71,400  107,100  142,800  178,500  214,200
 400,000...................  40,800   81,600  122,400  163,200  204,000  244,800
 450,000...................  45,900   91,800  137,700  183,600  229,500  275,400
 500,000...................  51,000  102,000  153,000  204,000  255,000  306,000
 550,000...................  56,100  112,200  168,300  224,400  280,500  336,600
 600,000...................  61,200  122,400  183,600  244,800  306,000  367,200

  The HEI Plan provides a monthly retirement pension for life. Benefits are determined by multiplying years of credited service and 2.04% (not to exceed 67%) times the participant's Final Average Compensation (average base salary for any consecutive 36 months that produces the highest monthly average). As of December 31, 1998, the Named Executive Officers had the following number of years of credited service under the HEI Plan: Mr. Clarke, 11 years; Mr. May, 6 years; Mr. Mougeot, 10 years; and Mr. Lewis, 30 years.

  Benefits under the ASB Plan are determined by multiplying years of credited service (not to exceed 35 years) and 1.5% times the participant's Final Average Compensation (average compensation for the highest five of the last ten years of credited service). As of December 31, 1998, Mr. Minami had 12 years of credited service under the ASB Plan. His estimated annual benefit payable in the form of a single life annuity projected to age 65 is $55,180, based on his current compensation level.

  Internal Revenue Code Section 415 limits the retirement benefit that a participant can receive from qualified retirement plans such as the HEI Plan and ASB Plan. The limit for 1998 is $130,000 per year at age 65. The Company adopted the Excess Plan to provide benefits that cannot be paid from the qualified plans due to this maximum limit, based on the same formula as the qualified plans.

  Internal Revenue Code Section 401(a) limits a participant's compensation that can be recognized under qualified retirement plans. The limit on the maximum compensation for 1998 under Section 401(a) is $160,000. The Company adopted the Excess Pay SERP to provide benefits that cannot be paid from the qualified plans due to the maximum compensation limit under Section 401(a), based on the same formula as the qualified plans.

  The Company also maintains two supplemental executive retirement plans (HEI SERP and ASB SERP) for certain executive officers. Mr. Clarke and Mr. May participate in the HEI SERP and Mr. Minami participates in the ASB SERP. Benefits under the HEI SERP and ASB SERP are in addition to qualified retirement benefits payable from the HEI Plan, the ASB Plan and Social Security.

  Under the HEI SERP, the executive is eligible to receive, at age 60, a benefit of up to 60% (depending on years of credited service) of the participant's average compensation, which includes amounts received under the annual Executive Incentive Compensation Plan (EICP), in the highest three out of the last five years of service. The benefit payable under the HEI SERP is reduced by the participant's primary Social Security benefit and the benefit payable from the HEI Plan, but in no event is it less than the benefit payable under the HEI Plan (before any Internal Revenue Code Section 415 and 401(a) reductions). The HEI SERP provides for reduced early retirement benefits at age 50 with 15 years of service or age 55 with five years of service, and survivor benefits in the form of an annuity in the event of the participant's death after becoming eligible for early retirement. The overall total retirement benefits payable to Mr. Clarke in the form of a straight life annuity projected to age 65 is $241,429, based on his current compensation level ($84,031 from the HEI Plan and $157,398 from the HEI SERP, with no amounts owing from the Excess Plan or the Excess Pay SERP). The overall total retirement benefits payable to Mr. May in the form of a straight life annuity projected to age 65 is $150,901 based on his current compensation level ($71,007 from the HEI Plan and $79,894 from the HEI SERP, with no amounts owing from the Excess Plan or the Excess Pay

SERP). As of December 31, 1998, Mr. Clarke had 11 years of credited service and Mr. May had 6 years of credited service under the HEI SERP.

  The ASB SERP provides a benefit at age 65 of up to 60% (depending upon years of credited service) of the participant's average compensation (including 50% of the amounts received under the EICP) in the highest five consecutive years out of the last ten years of service, reduced by the participant's primary Social Security benefit and the benefit payable from the ASB Plan, but in no event is it less than the benefit payable under the ASB Plan (before any Internal Revenue Code Section 415 and 401(a) reductions). The ASB SERP also provides for termination and survivor benefits in certain circumstances. The overall total retirement benefits payable to Mr. Minami in the form of a straight life annuity projected to age 65 is $144,972, based on his current compensation level ($55,180 from the ASB Plan and $89,792 from the ASB SERP). As of December 31, 1998, Mr. Minami had 12 years of credited service under the ASB SERP.

Change-in-Control Agreements

  Since 1989, the Company has entered into Change-in-Control Agreements with certain executives, including the Named Executive Officers listed in the Summary Compensation Table, to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disturbing circumstances arising from a change-in-control of the Company.

  Each Agreement provides that benefits, compensation and position responsibility of these officers will remain at existing levels for a period of two years following a "Change-in-Control," unless the "Expiration Date" of the Agreement has occurred. A "Change-in-Control" is defined to include a change-in-control required to be reported under the proxy rules in effect on the date of the Agreements, the acquisition by a person (as defined under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Company, or specified changes in the composition of the Board of Directors of the Company following a merger, tender offer or certain other corporate transactions. "Expiration Date" is defined as the earliest to occur of the following:

  (1)two years after a change-in-control;

  (2)termination of the executive's employment by the Company for "Cause" (as defined in the Agreement) or by the executive other than for "Good Reason" (as defined in the Agreement);

  (3)retirement; or

  (4)termination of the Agreement by the Company's Board of Directors, or termination of the executive's employment, prior to a change-in-control.

If the employment of one of these executives is terminated after a change-in-control and prior to the expiration date, the Company is obligated to provide a lump sum severance equal to 2.99 times the executive's average W-2 earnings for the last five years (or such lesser period that the executive has been employed by the Company), subject to certain limitations. Based on W-2 earnings for the five most recent years (1994-1998), the lump sum severance would be as follows:
Mr. Clarke -- $2,993,559; Mr. May -- $1,020,690; Mr. Minami -- $1,293,675;
Mr. Mougeot -- $1,226,784; and Mr. Lewis -- $1,023,293. In the event of a change-in-control, all outstanding stock options would be accelerated and become immediately exercisable.

Compensation Committee Report on Executive Compensation

Introduction

  The Compensation Committee of the Board, which is composed entirely of outside directors, makes decisions on executive compensation. The full Board approves all decisions by the Committee.

  The Committee retained the services of an independent compensation consulting firm to assist in executive compensation matters.

Executive Compensation Philosophy

  The Committee applies the following principles in developing an executive compensation program which:

  . maintains a compensation program that is fair in a competitive marketplace;

  . provides compensation opportunities that relate pay with the Company's annual and long-term performance goals which support growth in stockholder value;

  . recognizes and rewards individual initiative and achievements; and

  . allows the Company to attract, retain, and motivate qualified executives who are critical to the Company's success.

  The Committee believes that stock ownership by management is beneficial in aligning management's and stockholders' interests in improving stockholder value. It, therefore, uses stock options and stock payouts in the compensation program for executive officers with a goal of increasing their stock ownership over time.

Executive Compensation Program

  The Company's executive compensation program includes:

  . base salary;

  . potential for an annual bonus based on overall Company financial and operational performance as well as individual performance; and

  . the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests.

The second and third elements constitute the "at-risk" portion of the compensation program and are designed to link the interests of the executive with those of the stockholders. This means that total compensation for each executive may change significantly from year to year depending on the short- and long-term performance of the Company and its subsidiaries.

Base Salary

  The Committee reviews salaries for executive officers in April of each year in consultation with the Committee's independent compensation consultant. The consultant examines the position responsibilities of each officer at HEI and each of its subsidiaries against similar positions in similar organizations. All compensation references represent the fiftieth percentile or midpoint of pay practices found in similar organizations.

  Salaries for executive officers of the various companies are based on competitive references drawn from compensation surveys as follows:

  . holding company -- other electric utilities (75%) and general industry
    (25%)

  . electric utilities -- other electric utilities (100%)

  . financial institution -- other financial institutions (100%)

  . interisland freight transportation -- other service companies (50%) and general industry (50%)

  . international power producer -- private power producers (100%)

  . real estate -- other real estate companies (100%)

  Based on the information from these surveys, the consultant recommends a salary range for each executive officer position. The midpoint of the range approximates the fiftieth percentile of the survey data and the range has a spread of plus and minus 20% around this midpoint. Actual setting of an executive officer's base salary (except for Mr. Clarke) is based on Mr. Clarke's recommendation and the Committee's approval.

  Mr. Clarke's base salary is determined through the Committee's overall evaluation of his performance during the preceding year. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the total discretion of the Committee. In 1998, a salary freeze was put into effect for all the executives of the Company, including Mr. Clarke, due to the expected weak performance of the Hawaii economy. The only exception to the salary freeze was for the officers and employees of American Savings Bank, including Mr. Minami. Mr. Clarke's salary remained at the annual rate of $490,000, the level established for Mr. Clarke effective May 1, 1997.

Annual Executive Incentive Compensation Plan

  Under the Executive Incentive Compensation Plan (EICP), annual incentive awards are granted upon the achievement of financial and nonfinancial performance measures established by the Committee in the early part of each calendar year. The measures are stated in terms of minimum, target and maximum goals. These measures, which may differ for individual Named Executive Officers, include:

  . earnings per share;

  . net income;

  . total return to shareholders measured against the Edison Electric
    Institute Peer Group of 100 investor-owned electric utility companies for the same period;

  . company (subsidiary) specific operational and strategic goals;

  . measurement of individual officers actual administrative and general expenses against budgeted expenses established at the beginning of the year; and

  . individual officer's performance.

  The EICP has a minimum financial performance threshold linked to earnings per share or net income (based on whether measurement is at the Company or subsidiary level) which must be achieved before a bonus can be considered. The maximum awards under the EICP differ for each of the Named Executive Officers, currently ranging from a low of 37% to a high of 60% for Mr. Clarke, based on the midpoint of the salary grade range at the end of the year for each officer. Each year the Committee establishes the minimum, target and maximum EICP potential award levels for the Named Executive Officers based on recommendations from the Committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph.

  Under the 1998 EICP, Mr. Clarke received a payout of $138,237 in early 1999. This resulted from achievement of (1) the earnings per share goal (weighted 70%) at a level slightly below target and (2) lower than forecast 1998 administrative and general expenses for the Company (weighted 10%) at a level slightly above target. There was no payout for the total return to stockholders goal (weighted 20%) since the Company's total return for 1998 was below the minimum threshold of the average total return of the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies. The EICP award for Mr. Clarke was exclusively based on the foregoing measures. No further adjustment was made by the Committee. The other Named Executive Officers, except Mr. Minami, also received EICP awards under the 1998 EICP.

Long-Term Incentive Plan

  The Company provides a long-term incentive plan (LTIP) that is linked to the long-term financial performance of the Company. All awards under the LTIP are paid 60% in cash and 40% in HEI Common Stock. The LTIP goals are based on achieving financial criteria established by the Committee for a three-year period. A new performance period of three years starts each year. In April 1998, the Committee established the financial measures for the 1998-2000 cycle which included (1) return on average common equity (weighted 60%) and (2) total return to stockholders (weighted 40%). The Company's results on the return on average common equity is measured against an internal goal and the results on the total return to stockholders goal is measured against the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies included in the Stockholder Performance Graph. The weighting of each goal is the same for all the Named Executive Officers except Mr. May and Mr. Minami who have a third LTIP goal (weighted 50%) which is discussed in the Long-Term Incentive Plan (LTIP) Awards section on page 16. The two LTIP financial performance goals for the Named Executive Officers were selected by the Committee because they represented a meaningful method of supporting growth in stockholder value over time. The achievement of each of the two goals is expressed in terms of minimum, target and maximum levels. The LTIP award levels for each of the Named Executive Officers are established by the Committee each year based on recommendations from the Committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. These goals are covered in more detail in the discussion of the Long-Term Incentive Plan (LTIP) Awards on page 16.

  For the three-year cycle ended December 31, 1997, none of the Named Executive Officers received an LTIP payout because the Company did not achieve the minimum level for any of the financial goals. In order to have achieved a payout under any of the goals for the cycle ended December 31, 1997, the Company's performance for the three-year period must have equaled the average financial results of the Edison Electric Institute Peer Group of 100 investor-owned utility companies for the respective goal.

Stock Options

  The Committee can grant nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, and dividend equivalents based on the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (as amended and restated effective February 20, 1996), which was previously approved by the stockholders. To date, only nonqualified stock options and dividend equivalents have been issued under the Plan. Periodically, the Committee requests its independent compensation consultant to assess competitive practices with respect to stock option grants from a cross section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. Based on this assessment, the consultant recommends a range of stock option grants for each Named Executive Officer. This range takes into account the fact that a portion of the officer's long-term incentive opportunity is delivered through participation in the LTIP. In granting stock options, the Committee takes into consideration the amount and value of current options outstanding. The grants are intended to retain the officers and to motivate them to improve long-term stock performance. Stock options are granted at average fair market value which is based on the average of the daily high and low sales prices of HEI Common Stock on the New York Stock Exchange during the calendar month preceding the date of grant. Stock options generally vest in equal installments over a four-year period.

  The 1998 stock option award to Mr. Clarke of 20,000 shares of HEI Common Stock plus dividend equivalents was based on the consultant's recommendation and the independent evaluation of an appropriate award level by the Committee. In this evaluation, the Committee took into account prior grants to Mr. Clarke and an overall subjective evaluation of his job performance. To receive the dividend equivalents which accrue only during the first four years following a stock option grant, Mr. Clarke must exercise the underlying stock option before the expiration of the ten-year period from the date the option was granted.

Other Compensation Plans

  The Named Executive Officers participate in certain broad-based employee benefit plans and executive retirement and death benefits adopted by the Company. Other than the HEI Retirement Savings Plan (which qualifies under
Section 401(k) of the Internal Revenue Code), which offers HEI Common Stock as one of the investment options, benefits under these other plans are not tied to Company performance.

  The Company provides additional retirement benefits which are discussed on pages 17 to 19 for the Named Executive Officers and certain other employees. In the event of death during active employment, the Company also provides all the Named Executive Officers (except Mr. Minami) and certain other employees $50,000 term life insurance plus an amount equal to two times the employee's salary on an after-tax basis at the date of death, paid by the Company to the employee's beneficiary. If the employee dies after retirement, this benefit is reduced to $20,000 term life insurance plus an amount equal to one times the employee's salary at retirement, also on an after-tax basis. For Mr. Minami, American Savings Bank provides term life insurance equal to one and one-half times his salary at the date of death in the event of death during active employment.

  Finally, the Committee reviewed the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (IRC), relating to the $1 million deduction cap for executive salaries and believes that no compensation for the five highest paid named executives will be governed by this regulation during 1999. Compensation alternatives to comply with IRC 162(m) will be considered by the Committee at the appropriate time.

                                SUBMITTED BY THE
                             COMPENSATION COMMITTEE
                         OF THE HEI BOARD OF DIRECTORS

                             Diane J. Plotts, Chair
                                 Don E. Carroll
                                 Bill D. Mills
                                A. Maurice Myers
                               Oswald K. Stender

Stockholder Performance Graph

  The graph below compares the cumulative total stockholder return on HEI Common Stock against the cumulative total return of companies listed on Standard & Poor's 500 Stock Index and the Edison Electric Institute (EEl) Index of 100 Investor-Owned Electric Companies. The companies comprising the EEl Index serve 99% of the customers of the investor-owned electric utility industry. The graph is based on the market price of common stock for all companies at December 31 each year and assumes that $100 was invested on December 31, 1993 in HEI Common Stock and the common stock of all companies and that dividends were reinvested for all companies.

                Comparison of Five-Year Cumulative Total Return
                   Among Hawaiian Electric Industries, Inc.,
             S&P 500 Index, and Edison Electric Institute 100 Index

                       [PERFORMANCE CHART APPEARS HERE]

                             HAWAIIAN                       EEI
Measurement Period           ELECTRIC          S&P          100
(Fiscal Year Covered)        INDS              500 INDEX    INDEX
---------------------        ---------------   ---------    ----------
Measurement Pt-12/93         $100.00           $100.00      $100.00
FYE 12/94                    $ 96.95           $101.32      $ 88.43
FYE 12/95                    $123.94           $139.40      $115.86
FYE 12/96                    $123.53           $171.40      $117.25
FYE 12/97                    $149.45           $228.59      $149.33
FYE 12/98                    $156.81           $293.91      $170.07

                           INDEBTEDNESS OF MANAGEMENT

  American Savings Bank, F.S.B. (ASB), a subsidiary of the Company, offers preferential rate loans to its directors and executive officers, as allowed by the amended Federal Reserve Act.

  Three ASB directors who are also directors of HEI (Mr. Clarke, Mr. Watanabe and Ms. Plotts) and one Named Executive Officer of the Company (Mr. Minami), whose aggregate indebtedness to ASB exceeded $60,000 at any time during 1998, received preferential rate loans as shown below.

                                 Largest
                                  Loan     Loan Amount                 Average
                                 Amount    Outstanding                 Interest
                               Outstanding     on         Type of        Rate
                               During 1998   1/31/99    Transaction   Charged(1)
                               ----------- ----------- -------------- ----------
Robert F. Clarke..............  $977,104    $946,574   First Mortgage   6.0  %
Wayne K. Minami...............    86,114      84,991   First Mortgage   6.0  %
Diane J. Plotts...............   300,000     298,796   First Mortgage   6.0  %
Jeffrey N. Watanabe...........   659,047     650,978   First Mortgage   6.625%

----------
(1) The first mortgage rate is based on ASB's policy for employees and directors using a formula of .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater.

  ASB made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

  In addition to the above loans financed by ASB, two officers of the Company,
T. Michael May (also a director of the Company) and Robert F. Mougeot, are indebted to the Company or one of its subsidiaries. Mr. May is indebted in the amount of $180,000 for an employee relocation loan made to him by Hawaiian Electric Company, Inc. in 1993. The loan is an interest only loan at an interest rate of 6.28%, with the unpaid principal and interest due on December 28, 2008, or sooner if Mr. May ceases to be an employee of Hawaiian Electric Company, Inc. Mr. Mougeot is indebted in the amount of $165,000 for a loan made to him by the Company in 1989 to finance his purchase of the fee simple interest in his home. The loan is an interest only loan at an interest rate of 8.01%, with the entire principal balance of the loan due on March 1, 2004 or sooner if Mr. Mougeot ceases to be an employee of the Company.

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

  The Board of Directors of HEI adopted a Plan of Disposition in September 1998 whereby Malama Pacific Corp. (MPC), a subsidiary of the Company, was declared a discontinued operation. Prior to that, MPC was engaged in real estate development activities. Two of MPC's subsidiaries are currently involved in partnerships with HSC, Inc. (HSC), a corporation in which director Richard Henderson and his family own, directly or indirectly, 76% of the stock. All of the transactions described below were negotiated on an arm's length basis and were approved by the disinterested members of the HEI Board.

  Sunrise Estates. Malama Development Corp. (Malama Development), a wholly owned subsidiary of MPC, and HSC are partners in a general partnership known as Sunrise Estates which is completing the sale of the last lot in a project consisting of 165 one-acre residential agricultural lots in Hilo, Hawaii. HSC is the managing partner of the partnership. Three sales were made in 1998. RSM, Inc., a subsidiary of HSC, was paid sales commissions of $12,250 in 1998. Malama Development and HSC have each contributed $399,300 to the partnership. Each partner received distributions of $1,196,639. Malama Development and HSC share equally in the profits and losses of the partnership. As of December 31, 1998, 164 lots were sold.

  Sunrise Estates II. Malama Elua Corp. (Malama Elua), a wholly owned subsidiary of MPC, and HSC are partners in a general partnership known as Sunrise Estates II which was formed to develop and market approximately 146 one-acre residential agricultural lots in Hilo, Hawaii, adjacent to the Sunrise Estates development. HSC purchased the property in June 1990 for $2.1 million. In 1991, the partnership purchased the development property from HSC at an agreed upon fair market value of $2.7 million, subject to a bank loan of $2.1 million. The valuation of the property interest transferred by HSC to the Sunrise Estates II partnership was negotiated and took into account HSC's incurred acquisition, carrying, and development costs as well as existing market conditions. HSC is the managing partner of the partnership. The partnership has decided not to develop the property at this time and has placed it on the market. On June 15, 1998, MPC acquired the land loan made by First Hawaiian Bank to the partnership in the amount of $1,224,568. Subsequently, the partnership agreement was amended and all past due payments on the loan were brought current. The amendment clarified the individual partner's obligations under the extended loan and after the sale of the property and dissolution of the partnership. As of December 31, 1998, Malama Elua and HSC have each contributed $1,539,366 to the partnership, and HSC has advanced $448,000 to the partnership. The partners share equally in the profits and losses of the partnership.

  Palailai Associates. Malama Mohala Corp. (Malama Mohala), a wholly owned subsidiary of MPC, and Palailai Holdings, Inc. (PHI), a subsidiary of Finance Enterprises, Ltd., are equal partners in a general partnership known as Palailai Associates (Palailai) which has been developing homes in Makakilo, Hawaii. The family of the spouse of Constance H. Lau, the Treasurer of the Company, owns approximately one-sixth of the common stock of Finance Enterprises, Ltd. Her spouse is the President of Finance Enterprises, Ltd., which is also the parent company of Finance Realty, Ltd., Finance Factors Limited and Finance Insurance Ltd. Management fees in the amount of $403,453 were received by Finance Realty, Ltd. from the partnership during 1998. The partnership earned $1,387 of interest income from Finance Factors Limited. In addition, Finance Insurance Ltd., an insurance agency, received payment of $9,066 for insurance coverage from the partnership. All of the property of the partnership is being actively marketed to builders and investors.

  Finally, director Jeffrey Watanabe is a partner in the law firm of Watanabe, Ing & Kawashima that performed legal services for the Company and certain of its subsidiaries during 1998.

                         STOCKHOLDER PROPOSALS FOR 2000

  Stockholder proposals intended to be presented at the next Annual Meeting must be received by the Company by November 14, 1999, for inclusion in the Proxy Statement and form of proxy for the 2000 Annual Meeting of Stockholders. Proposals should be sent to the attention of the Secretary of the Company.

                                 OTHER BUSINESS

  The Company knows of no other business to be presented at the Annual Meeting, but if further matters do properly come before the meeting, the holders of your proxy will vote your stock in accordance with their best judgment.

  Additionally, HEI's advance notice by-law provision requires that any stockholder who wishes to properly present business before the Annual Meeting give notice to the Secretary of the Company no later than 60 days nor earlier than 90 days prior to the anniversary date of the preceding year's annual meeting. To be timely in the year 2000, such notice must be received by the Secretary of the Company no later than February 27, 2000 nor earlier than January 28, 2000. The notice must be in writing and state the reason and brief description of the business, the name and address of the stockholder, the number of shares of Common Stock owned by the stockholder, and any material interest of the stockholder in such business, and include a representation that the stockholder will present the business before the meeting in person or by proxy.

  Please date, sign and return your proxy as soon as possible to make certain that your shares will be voted at the meeting. If you attend the meeting, as we hope you will, you may vote your shares in person.

                                        By Order of the Board of Directors

                                        Peter C. Lewis, Vice President--
                                         Administration and Secretary

March 12, 1999

                              [MAP APPEARS HERE]

              [LETTERHEAD OF HAWAIIAN ELECTRIC INDUSTRIES, INC.]

                                                                   [LOGO OF HEI]

                                                                         P
                                                                         R
                                                                         O
                                                                         X
                                                                         Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 1999, AT 9:30 A.M., IN THE PACIFIC TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

     The undersigned hereby constitutes and appoints Robert F. Clarke, Richard Henderson and Jeffrey N. Watanabe and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 27, 1999, or at any adjournment thereof.

     Said proxies are instructed to vote as indicated below. If no direction is indicated, said proxies will vote FOR all Nominees in Class III and FOR proposal
2. Said proxies are also authorized to vote in their discretion with respect to any other matters that may come before the meeting.

     The Board of Directors recommends a vote FOR the following proposals:

  1. Election of Class III directors (term ending at the 2002 Annual Meeting) (Check one box only)

        [_] To vote FOR ALL Nominees named below, check this box.

        [_] To WITHHOLD AUTHORITY to vote for ALL Nominees named below, check this box.

        [_] To withhold authority for any particular Nominee, strike a line through the Nominee's name listed below:

            NOMINEES: Don E. Carroll
                      Richard Henderson
                      Bill D. Mills
                      Oswald K. Stender


  2. Election of KPMG LLP as auditor (Check one box only)

        [_] FOR               [_] AGAINST               [_] ABSTAIN

(Please sign your name exactly as it appears at the top of this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title. If address is incorrect, please give us the correct one.)

---------------------------------         Dated                         , 1999
Signature (no witness required)                 ------------------------

---------------------------------
Signature (if held jointly)

                   PLEASE COMPLETE AND RETURN ENTIRE PROXY